Exhibit 99.2

2015 FOURTH QUARTER

SUPPLEMENTAL INFORMATION

RPAI®

Retail Properties of America, Inc.

TABLE OF CONTENTS

EARNINGS RELEASE .... i – viii

FINANCIAL SUMMARY

Consolidated Balance Sheets 1
Consolidated Statements of Operations 2
Funds From Operations Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information 3
Supplemental Financial Statement Detail 4
Net Operating Income 5
Capitalization 6
Covenants 7
Consolidated Debt Summary 8
Summary of Indebtedness 9

TRANSACTION SUMMARY

Acquisitions 10
Dispositions 11

PORTFOLIO SUMMARY

Market Summary 12
Retail Operating Portfolio Occupancy 13
Top Retail Tenants 14
Retail Leasing Activity Summary 15
Retail Lease Expirations 16

OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 17-20

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200
Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FULL YEAR 2015 SAME STORE NOI INCREASE OF 2.9%
Oak Brook, IL – February 16, 2016 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2015.
FINANCIAL RESULTS
For the quarter ended December 31, 2015, the Company reported:

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $62.6 million, or $0.26 per share, compared to $62.7 million, or $0.27 per share, for the same period in 2014;

▪	Funds from operations (FFO) attributable to common shareholders of $59.5 million, or $0.25 per share, compared to $61.2 million, or $0.26 per share, for the same period in 2014; and

▪	Net income attributable to common shareholders of $0.6 million, or $0.00 per share, compared to $23.5 million, or $0.10 per share, for the same period in 2014.
For the year ended December 31, 2015, the Company reported:

▪	Operating FFO attributable to common shareholders of $251.3 million, or $1.06 per share, compared to $257.2 million, or $1.09 per share, for 2014;

▪
FFO attributable to common shareholders of $227.9 million, or $0.96 per share, compared to $255.7 million, or $1.08 per share, for 2014, the decrease being primarily attributable to non-operating transactions; and

▪	Net income attributable to common shareholders of $115.6 million, or $0.49 per share, compared to $33.9 million, or $0.14 per share, for 2014.
OPERATING RESULTS
For the quarter ended December 31, 2015, the Company’s portfolio results were as follows:

▪	2.1% increase in same store net operating income (NOI) over the comparable period in 2014;

▪
Total portfolio percent leased, including leases signed but not commenced: 95.1% at December 31, 2015, down 50 basis points from 95.6% at December 31, 2014 and up 30 basis points from 94.8% at September 30, 2015;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.9% at December 31, 2015, down 50 basis points from 95.4% at December 31, 2014 and up 30 basis points from 94.6% at September 30, 2015;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $16.27 at December 31, 2015, up 5.6% from $15.41 ABR per occupied square foot at December 31, 2014;

▪	517,000 square feet of retail leasing transactions comprised of 109 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 27.0% on new leases and 6.3% on renewal leases for a blended spread of 9.9%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the year ended December 31, 2015, the Company’s portfolio results were as follows:

▪	2.9% increase in same store NOI over the comparable period in 2014;

▪	2,730,000 square feet of retail leasing transactions comprised of 521 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 23.2% on new leases and 6.5% on renewal leases for a blended spread of 8.7%.
“2015 was another year of outperformance as we exceeded our financial, operational and transactional goals, further showcasing our strong and reliable track record,” stated Steve Grimes, president and chief executive officer. “As we look back on 2015, we made tremendous progress on all elements of our strategic plan, including improving portfolio quality through our capital recycling initiatives, addressing longer term risks to our tenant base through our remerchandising efforts, driving embedded rent growth in a constrained supply environment and making enhancements to our robust operating platform. Looking forward to 2016, we expect continued progress on our efforts to become a dominant pure play multi-tenant retail company, while continuing to deliver solid same store NOI growth and long-term shareholder value.”
2015 INVESTMENT ACTIVITY
In 2015, the Company made substantial progress refining its portfolio with total transaction activity of $979.5 million, consisting of $463.1 million of acquisitions and $516.4 million of dispositions.
Acquisitions
In 2015, the Company completed $463.1 million of acquisitions, on an unencumbered basis, with a weighted average ABR per occupied square foot of $21.54 with annual contractual rent increases of approximately 130 basis points. These acquisitions included eight high quality, multi-tenant retail assets and three strategically adjacent assets located in the Washington, D.C./Baltimore corridor, and the Seattle, Austin, Dallas and Houston Metropolitan Statistical Areas (MSAs), expanding the Company’s multi-tenant retail footprint in these target markets by 1.2 million square feet. These properties possess strong demographic profiles, with weighted average household income of $128,000 and weighted average population of 103,000 within a three-mile radius.
During the quarter, the Company completed the previously announced acquisition of Towson Square through an off-market negotiation for a gross purchase price of $39.7 million. Towson Square is a 138,000 square foot entertainment-based center located in the Washington, D.C./Baltimore corridor. The property is anchored by a newly constructed Cinemark Theatre and includes a variety of national and regional restaurant concepts such as BJ’s Restaurant and Brewhouse, World of Beer, Bobby’s Burger Palace, Bonefish Grill and Nando’s Peri-Peri. Towson Square is a new development that opened in 2014 and is currently 96.6% occupied. The property is adjacent to the Company’s existing center, Towson Circle.
Additionally, the Company acquired an outparcel at one of its neighborhood centers, Royal Oaks Village II located in the Houston MSA, for a gross purchase price of $6.8 million. The building is leased to Trader Joe’s, which is expected to open in the second quarter of 2016.
Dispositions
In 2015, the Company completed $516.4 million of dispositions, which included the sale of 16 non-target multi-tenant retail assets, five of its six remaining office assets, three single-user retail assets and two non-target development assets. The retail assets have weighted average ABR per occupied square foot of $12.38, weighted average household income of $64,000 and weighted average population of 74,000 within a three-mile radius.

During the quarter, the Company completed $111.1 million of dispositions, including the sales of two non-target development assets for $50.8 million, two non-target multi-tenant retail assets for $49.6 million and two single-user retail assets for $10.7 million.
Subsequent to year end, the Company closed on the disposition of The Gateway through a lender-directed sale in full satisfaction of its mortgage obligation of approximately $94.4 million. The mortgage had an interest rate of 6.57%. Immediately prior to the disposition, the lender reduced the Company’s loan obligation to $75.0 million which was assumed by the buyer in connection with the disposition, resulting in an anticipated gain on extinguishment of debt of approximately $13.7 million and an anticipated gain on sale of approximately $3.9 million. In addition, the Company sold a non-target multi-tenant retail asset for $17.5 million.
2016 ACQUISITION ACTIVITY
In 2016, the Company has completed or is under contract to purchase $203.0 million of acquisitions. These assets are located in the greater Washington, D.C./Baltimore area and the New York and Chicago MSAs.
Greater Washington, D.C./Baltimore Area
As previously announced, subsequent to year end, the Company acquired a two-property portfolio consisting of Merrifield Town Center II and Shoppes at Hagerstown, both located in the greater Washington, D.C./Baltimore area. These assets were acquired through an off-market negotiation, on an unencumbered basis, for a combined gross purchase price of $72.7 million.
New York MSA
The Company entered into a purchase agreement to acquire a 92,000 square foot lifestyle center located in the New York MSA for a gross purchase price of $63.1 million. The Company expects to assume approximately $16.1 million of in-place mortgage financing at an interest rate of 3.75%. The property generates inline sales productivity of over $535 per square foot and features a strong demographic profile, with average household income of $125,000 and population of 158,000 within a five-mile radius. The property is 93.1% occupied and leased to an impressive mix of national retail tenants, including Talbots, Chico’s, Banana Republic, bluemercury, Francesca’s Collections, Jos A. Banks, Five Guys Burger and Fries and Panera Bread. This transaction is expected to close during the first quarter of 2016, subject to satisfaction of customary closing conditions.
Chicago MSA
The Company entered into a purchase agreement to acquire a 183,000 square foot mixed-use center located in the Chicago MSA, on an unencumbered basis, for a gross purchase price of $67.2 million. The property is comprised of 119,000 square feet of retail space and 64,000 square feet of office space. The property sits in the heart of the retail corridor within a well-populated and affluent area, with average household income of $112,000 and population of 259,000 within a five-mile radius. The property generates inline sales productivity of approximately $475 per square foot and is 88.0% leased to a mix of national and regional retailers, in addition to medical use and service-oriented office tenants. This transaction is expected to close during the first quarter of 2016, subject to satisfaction of customary closing conditions.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of December 31, 2015, the Company had approximately $2.2 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.8x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.2x, as compared to 5.8x and 6.1x, respectively, as of December 31, 2014. Consolidated indebtedness had a weighted average contractual interest rate of 4.61% and a weighted average maturity of 4.5 years.

During 2015, the Company executed on numerous, significant capital markets initiatives, including the following:

▪	In March, completed a public offering of $250.0 million in aggregate principal amount of its 4.00% senior unsecured notes due 2025;

▪
In December, obtained commitments on a $1.2 billion amended and restated credit facility, which increased total capacity by $200.0 million, extended the term by a weighted average of 2.2 years and lowered the interest rate by a weighted average of 13 basis points. The Company closed on this transaction on January 6, 2016;

▪
In December, established a new “at-the-market” equity offering program through which the Company may issue and sell shares of its Class A common stock having an aggregate offering price of up to $250.0 million;

▪	In December, established a common stock repurchase program under which the Company may repurchase shares of its Class A common stock up to a maximum of $250.0 million;

▪
Throughout 2015, repaid $425.4 million of mortgage and construction debt, excluding amortization, with a weighted average interest rate of 5.54%, of which $91.4 million was repaid during the fourth quarter with a weighted average interest rate of 4.48%; and

▪
Throughout 2015, defeased $70.1 million of mortgage debt with an interest rate of 7.50% in connection with its 2015 disposition activity, of which $4.8 million was defeased during the fourth quarter. Defeasance costs totaled $17.7 million in 2015.

2016 EARNINGS GUIDANCE
The Company expects to generate Operating FFO per share of $1.01 to $1.05 in 2016, as detailed below:

▪	Generate same store NOI growth of 2.5% to 3.5%;

▪	Acquire approximately $375 to $475 million of strategic acquisitions in the Company’s target markets;

▪	Dispose of approximately $525 to $625 million of assets;

▪	Incur approximately $45 to $47 million of general and administrative expenses; and

▪	Issue $250 million of unsecured debt capital during the first half of 2016, which is dependent on market conditions.
The following table reconciles the Company’s reported 2015 Operating FFO to the Company’s 2016 Operating FFO guidance range.

	Low	High
2015 Operating FFO per common share outstanding	$1.06	$1.06

Same store NOI growth	0.03	0.05
Interest expense(1)	0.06	0.07
Impact of 2015 net investment activity	(0.05)	(0.05)
Impact of 2016 net investment activity	(0.05)	(0.04)
Redevelopment assets and Zurich Towers(2)	(0.02)	(0.02)
Lease termination fee income(3)	(0.01)	(0.01)
Non-cash items(4)	(0.01)	(0.01)
2016 estimated Operating FFO per common share outstanding	$1.01	$1.05

(1)	The low end of the range assumes a $250.0 million issuance of unsecured debt capital during the first half of 2016

(2)	Represents the Company’s three anticipated redevelopment assets: Boulevard at the Capital Centre, Towson Circle and Reisterstown, as well as its one remaining office asset, Zurich Towers

(3)	The Company has not forecasted speculative lease termination fee income for 2016

(4)	Represents straight-line rental income, amortization of above and below market lease intangibles and lease inducements, and non-cash ground rent expense

DIVIDEND
On February 11, 2016, the Company’s Board of Directors declared the first quarter 2016 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning January 1, 2016, which will be paid on March 31, 2016 to preferred shareholders of record on March 21, 2016.
On February 11, 2016, the Company’s Board of Directors also declared the first quarter 2016 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock, which will be paid on April 8, 2016 to Class A common shareholders of record on March 28, 2016.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Wednesday, February 17, 2016 at 11:00 AM EST, to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EST) on February 17, 2016 until midnight (EST) on March 2, 2016. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13626263.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of December 31, 2015, the Company owned 198 retail operating properties representing 28.9 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continues” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, potentially resulting in impairment charges,

v

the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions, dispositions and redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to effectively manage growth, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, the Company's ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the reporting entity holds an interest. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to “Net Income” or “Net Income Attributable to Common Shareholders” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of the Company’s core business platform, its real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, executive and realignment separation charges and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to “Net Income” or “Net Income Attributable to Common Shareholders” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports NOI and same store NOI. The Company defines NOI as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same Store NOI for the year ended December 31, 2015 represents NOI from the Company’s same store portfolio consisting of 180 operating properties acquired or placed in service and stabilized prior to January 1, 2014. NOI from Other Investment Properties for the year ended December 31, 2015 represents NOI primarily from properties acquired during 2014 and 2015, the Company’s development property, two properties where the Company has begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014, the properties that were sold or held for sale in 2014 and 2015 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest during the first quarter of 2014. In addition, the financial results reported in Other Investment Properties for the year ended December 31, 2015 include the net income from the Company's wholly-owned captive insurance company, which was formed on December 1, 2014, and the financial results reported in Other Investment Properties for the year ended December 31, 2014 include the historical intercompany expense elimination related to the Company's former insurance captive unconsolidated joint venture investment, in which the Company terminated its participation effective December 1, 2014. For the year ended December 31, 2014, the historical captive insurance expense related to the Company’s portfolio was recorded in equity in loss of unconsolidated joint ventures, net. For the three months ended December 31, 2015, the Company's same store portfolio consists of

187 operating properties inclusive of the same store portfolio for the year ended December 31, 2015 and seven additional operating properties acquired during the nine months ended September 30, 2014. The financial results reported in Other Investment Properties for the three months ended December 31, 2015 are inclusive of the topics described above for the year ended December 31, 2015 excluding the seven investment properties acquired during the nine months ended September 30, 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, the Company’s NOI metrics may not be comparable to other REITs. The Company believes that these metrics provide an operating perspective not immediately apparent from Operating income or Net income attributable to common shareholders as defined within GAAP. The Company uses these metrics to evaluate its performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as alternative measures of the Company’s financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare its performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) the Company’s total borrowed debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total borrowed debt net of cash and cash equivalents, which could be used to repay borrowed debt, compared to the Company’s performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) the Company’s total borrowed debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total borrowed debt and preferred stock, net of cash and cash equivalents, which could be used to repay borrowed debt, compared to the Company’s performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2016
	Low	High

Net income attributable to common shareholders	$0.85	$0.89
Depreciation and amortization	0.85	0.85
Provision for impairment of investment properties	—	—
Gain on sales of investment properties	(0.70)	(0.70)
FFO attributable to common shareholders	$1.00	$1.04

Impact on earnings from the early extinguishment of debt, net	0.01	0.01
Other	—	—
Operating FFO attributable to common shareholders	$1.01	$1.05

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2015	December 31, 2014
Assets
Investment properties:
Land	$1,254,131	$1,195,369
Building and other improvements	4,428,554	4,442,446
Developments in progress	5,157	42,561
	5,687,842	5,680,376
Less accumulated depreciation	(1,433,195)	(1,365,471)
Net investment properties	4,254,647	4,314,905

Cash and cash equivalents	51,424	112,292
Accounts and notes receivable (net of allowances of $7,910 and $7,497, respectively)	82,804	86,013
Acquired lease intangible assets, net	138,766	125,490
Assets associated with investment properties held for sale	—	33,499
Other assets, net	93,610	115,790
Total assets	$4,621,251	$4,787,989

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,865 and $3,972, respectively, unamortized discount of $(1) and $(470), respectively, and unamortized capitalized loan fees of $(7,233) and $(10,736), respectively)	$1,123,136	$1,623,729
Unsecured notes payable, net (includes unamortized discount of $(1,090) and $0, respectively, and unamortized capitalized loan fees of $(3,334) and $(1,459), respectively)	495,576	248,541
Unsecured term loan, net (includes unamortized capitalized loan fees of $(2,474) and $(3,535), respectively)	447,526	446,465
Unsecured revolving line of credit	100,000	—
Accounts payable and accrued expenses	69,800	61,129
Distributions payable	39,297	39,187
Acquired lease intangible liabilities, net	114,834	100,641
Liabilities associated with investment properties held for sale, net (includes unamortized capitalized loan fees of $0 and $(141), respectively)	—	8,062
Other liabilities	75,745	70,860
Total liabilities	2,465,914	2,598,614

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of December 31, 2015 and 2014; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 237,267 and 236,602 shares issued and outstanding as of December 31, 2015 and 2014, respectively	237	237
Additional paid-in capital	4,931,395	4,922,864
Accumulated distributions in excess of earnings	(2,776,215)	(2,734,688)
Accumulated other comprehensive loss	(85)	(537)
Total shareholders' equity	2,155,337	2,187,881
Noncontrolling interest	—	1,494
Total equity	2,155,337	2,189,375
Total liabilities and equity	$4,621,251	$4,787,989

4th Quarter 2015 Supplemental Information	1

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues
Rental income	$116,819	$119,592	$472,344	$474,684
Tenant recovery income	29,919	29,633	119,536	115,719
Other property income	2,182	4,306	12,080	10,211
Total revenues	148,920	153,531	603,960	600,614

Expenses
Property operating expenses	23,191	24,492	94,780	96,798
Real estate taxes	20,853	20,718	82,810	78,773
Depreciation and amortization	51,361	52,385	214,706	215,966
Provision for impairment of investment properties	15,824	11,825	19,937	72,203
General and administrative expenses	14,708	11,435	50,657	34,229
Total expenses	125,937	120,855	462,890	497,969

Operating income	22,983	32,676	141,070	102,645

Gain on extinguishment of other liabilities	—	—	—	4,258
Equity in loss of unconsolidated joint ventures, net	—	(645)	—	(2,088)
Gain on change in control of investment properties	—	—	—	24,158
Interest expense	(28,328)	(32,743)	(138,938)	(133,835)
Other income, net	302	76	1,700	5,459
(Loss) income from continuing operations	(5,043)	(636)	3,832	597

Discontinued operations:
Loss, net	—	—	—	(148)
Gain on sales of investment properties	—	—	—	655
Income from discontinued operations	—	—	—	507
Gain on sales of investment properties	8,578	26,501	121,792	42,196
Net income	3,535	25,865	125,624	43,300
Net income attributable to noncontrolling interest	(528)	—	(528)	—
Net income attributable to the Company	3,007	25,865	125,096	43,300
Preferred stock dividends	(2,363)	(2,363)	(9,450)	(9,450)
Net income attributable to common shareholders	$644	$23,502	$115,646	$33,850

Earnings per common share — basic and diluted
Continuing operations	$—	$0.10	$0.49	$0.14
Discontinued operations	—	—	—	—
Net income per common share attributable to common shareholders	$—	$0.10	$0.49	$0.14

Weighted average number of common shares outstanding — basic	236,477	236,204	236,380	236,184

Weighted average number of common shares outstanding — diluted	236,479	236,207	236,382	236,187

4th Quarter 2015 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a) (b)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net income attributable to common shareholders	$644	$23,502	$115,646	$33,850
Depreciation and amortization	51,082	52,385	213,602	216,676
Provision for impairment of investment properties	15,824	11,825	19,937	72,203
Gain on sales of investment properties, net of noncontrolling interest	(8,050)	(26,501)	(121,264)	(67,009)
FFO attributable to common shareholders	$59,500	$61,211	$227,921	$255,720

FFO attributable to common shareholders per common share outstanding	$0.25	$0.26	$0.96	$1.08

FFO attributable to common shareholders	$59,500	$61,211	$227,921	$255,720
Impact on earnings from the early extinguishment of debt, net	1,229	1,494	18,864	10,479
Provision for hedge ineffectiveness	—	25	(25)	12
Reversal of excise tax accrual	—	—	—	(4,594)
Gain on extinguishment of other liabilities	—	—	—	(4,258)
Executive and realignment separation charges (c)	1,193	—	4,730	—
Other (d)	685	—	(224)	(199)
Operating FFO attributable to common shareholders	$62,607	$62,730	$251,266	$257,160

Operating FFO attributable to common shareholders per common share outstanding	$0.26	$0.27	$1.06	$1.09

Weighted average number of common shares outstanding — basic	236,477	236,204	236,380	236,184
Dividends declared per common share	$0.165625	$0.165625	$0.6625	$0.6625

Additional Information (e)
Lease-related expenditures (f)
Same store	$7,041	$6,735	$24,822	$26,390
Other investment properties	$2,133	$2,264	$9,334	$10,545
Pro rata share of unconsolidated joint ventures	$—	$—	$—	$34

Capital expenditures (g)
Same store	$2,399	$5,038	$15,411	$13,115
Other investment properties	$544	$856	$4,266	$2,909
Discontinued operations	$—	$—	$—	$6
Pro rata share of unconsolidated joint ventures	$—	$—	$—	$28

Straight-line rental income, net (b)	$1,201	$802	$3,498	$4,790
Amortization of above and below market lease intangibles and lease inducements (b)	$2,064	$687	$2,774	$1,395
Non-cash ground rent expense (b) (h)	$785	$815	$3,162	$3,329

(a)	Refer to page 17 for definitions of FFO attributable to common shareholders and Operating FFO attributable to common shareholders.

(b)
Results for the year ended December 31, 2014 include amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures. All of our unconsolidated joint venture arrangements were dissolved prior to December 31, 2014.

(c)	Included in "General and administrative expenses" in the consolidated statements of operations.

(d)	Consists of the impact on earnings from net settlements and easement proceeds, which are included in "Other income, net" in the consolidated statements of operations.

(e)
The same store portfolio for the three months ended December 31, 2015 consists of 187 properties. The same store portfolio for the year ended December 31, 2015 consists of 180 properties. Refer to pages 17 – 20 for definitions and reconciliations of non-GAAP financial measures.

(f)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(g)	Consists of payments for building, site and other improvements, net of anticipated recoveries, and excludes developments in progress.

(h)	Includes amortization of acquired ground lease intangibles.

4th Quarter 2015 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	December 31, 2015	December 31, 2014
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $7,052 and $6,639, respectively)	$30,143	$33,349
Straight-line receivables (net of allowances of $858)	52,661	52,664
Total	$82,804	$86,013

Other Assets, net
Deferred costs, net	$27,132	$28,858
Restricted cash and escrows	35,804	58,469
Other assets, net	30,674	28,463
Total	$93,610	$115,790

Other Liabilities
Unearned income	$22,216	$21,823
Straight-line ground rent liability	35,241	31,519
Fair value of derivatives	85	562
Other liabilities	18,203	16,956
Total	$75,745	$70,860

Developments in Progress
Active developments	$—	$3,081
Property available for future development (a)	5,157	39,480
Total	$5,157	$42,561

Supplemental Statements of Operations Detail
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Rental Income
Base rent	$112,269	$116,006	$460,265	$461,874
Percentage and specialty rent	1,285	2,097	5,807	6,660
Straight-line rent	1,201	802	3,498	4,781
Amortization of above and below market lease intangibles and lease inducements	2,064	687	2,774	1,369
Total	$116,819	$119,592	$472,344	$474,684

Other Property Income
Lease termination income	$45	$2,388	$3,757	$2,667
Other property income	2,137	1,918	8,323	7,544
Total	$2,182	$4,306	$12,080	$10,211

Property Operating Expense Supplemental Information
Bad Debt Expense	$367	$84	$1,472	$1,634
Non-Cash Ground Rent Expense (b)	$785	$815	$3,162	$3,329

General and Administrative Expense Supplemental Information
Acquisition Costs	$294	$1,908	$1,591	$2,271
Non-Cash Amortization of Stock-Based Compensation	$2,528	$851	$10,644	$3,147

Additional Supplemental Information
Capitalized Internal Leasing Incentives	$134	$—	$474	$—
Capitalized Interest	$—	$—	$—	$—
Management Fee Income from Joint Ventures (c)	$—	$—	$—	$338

(a)	Decrease from December 31, 2014 is due to the dispositions of Green Valley Crossing, Lake Mead Crossing and Bellevue Mall during 2015. See detail of dispositions on page 11.

(b)	Includes amortization of acquired ground lease intangibles.

(c)	Included in "Other income, net" in the consolidated statements of operations.

4th Quarter 2015 Supplemental Information	4

Retail Properties of America, Inc.
Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	As of December 31 based on Same store portfolio for the Three Months Ended December 31, 2015			As of December 31 based on Same store portfolio for the Year Ended December 31, 2015
	2015	2014	Change	2015	2014	Change

Number of properties in same store portfolio	187	187	—	180	180	—

Occupancy	95.1%	95.5%	(0.4)%	95.3%	95.7%	(0.4)%

Percent leased (b)	95.8%	96.5%	(0.7)%	95.8%	96.5%	(0.7)%

Same store NOI (c)
	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	Change	2015	2014	Change

Operating revenues
Rental income	$102,545	$101,529		$385,502	$378,201
Tenant recovery income	26,551	26,174		95,574	94,054
Other property income	1,038	985		4,051	3,475
	130,134	128,688		485,127	475,730
Operating expenses
Property operating expenses	18,783	19,796		70,646	74,229
Bad debt expense	239	127		1,158	534
Real estate taxes	18,831	18,340		66,823	64,333
	37,853	38,263		138,627	139,096

Same store NOI	$92,281	$90,425	2.1%	$346,500	$336,634	2.9%
NOI from other investment properties	10,070	14,834		73,003	82,921
Total NOI from continuing operations	$102,351	$105,259	(2.8)%	$419,503	$419,555	(0.0)%

(a)
For the year ended December 31, 2015, our same store portfolio consists of 180 operating properties and excludes properties acquired or placed in service and stabilized during 2014 and 2015, our development property, two properties where we have begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014 and investment properties sold or classified as held for sale during 2014 and 2015. For the three months ended December 31, 2015, our same store portfolio consists of 187 operating properties, inclusive of the same store portfolio for the year ended December 31, 2015 and seven additional operating properties acquired during the nine months ended September 30, 2014.

(b)	Includes leases signed but not commenced.

(c)
NOI is defined as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same store NOI excludes the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during the first quarter of 2014. Same store NOI for the 2015 periods presented also excludes the net income from our wholly-owned captive insurance company, while same store NOI for the 2014 periods presented also excludes the historical intercompany expense elimination related to our former insurance captive unconsolidated joint venture investment, in which we terminated our participation effective December 1, 2014. Refer to pages 17 – 20 for definitions and reconciliations of non-GAAP financial measures.

4th Quarter 2015 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratios)

Capitalization Data
	December 31, 2015	December 31, 2014
Equity Capitalization
Common stock shares outstanding (a)	237,267	236,602
Common share price	$14.77	$16.69
	3,504,434	3,948,887
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,639,434	$4,083,887

Debt Capitalization
Mortgages payable (b)	$1,128,505	$1,639,038
Unsecured notes payable (c)	500,000	250,000
Unsecured term loan (d)	450,000	450,000
Unsecured revolving line of credit	100,000	—
Total debt capitalization	$2,178,505	$2,339,038

Total capitalization at end of period	$5,817,939	$6,422,925

Reconciliation of Borrowed Debt to Total Net Debt

	December 31, 2015	December 31, 2014

Total borrowed debt	$2,178,505	$2,339,038
Less: consolidated cash and cash equivalents	(51,424)	(112,292)
Total net debt (e)	$2,127,081	$2,226,746
Adjusted EBITDA (f) (g)	$366,652	$385,268
Net Debt to Adjusted EBITDA (g)	5.8x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA (g)	6.2x	6.1x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert to common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $1,865 and $3,972, discount of $(1) and $(470), and capitalized loan fees of $(7,233) and $(10,736), net of accumulated amortization, as of December 31, 2015 and 2014, respectively. Mortgages payable as of December 31, 2014 includes $8,075 associated with investment properties held for sale.

(c)
Unsecured notes payable exclude discount of $(1,090) as of December 31, 2015 and capitalized loan fees of $(3,334) and $(1,459), net of accumulated amortization, as of December 31, 2015 and 2014, respectively.

(d)	Unsecured term loan excludes capitalized loan fees of $(2,474) and $(3,535), net of accumulated amortization, as of December 31, 2015 and 2014, respectively.

(e)
Total net debt as of December 31, 2014 has been recast to exclude unamortized mortgage premium and discount. The current presentation does not change the Net Debt to Adjusted EBITDA and Net Debt and Preferred Stock to Adjusted EBITDA ratios previously presented.

(f)	For purposes of these ratio calculations, annualized three months ended figures were used.

(g)	Refer to pages 17 – 20 for definitions and reconciliations of non-GAAP financial measures.

4th Quarter 2015 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility and Series A and B Notes
		Covenant		December 31, 2015 (a)	Pro forma 2016 Unsecured Credit Facility (b)

Leverage ratio (c)		< 60.0%	(c)	37.5%	35.1%

Secured leverage ratio (c)	Unsecured Credit Facility: Series A and B notes:	< 45.0% < 40.0%	(c)	19.4%	18.2%

Fixed charge coverage ratio (d)		> 1.50x		2.3x	2.5x

Interest coverage ratio (e)		> 1.50x		2.7x	n/a

Unencumbered leverage ratio (c)		< 60.0%	(c)	31.1%	29.2%

Unencumbered interest coverage ratio		> 1.75x		6.2x	6.4x

4.00% Notes (f)
	Covenant	December 31, 2015

Leverage ratio (g)	< 60.0%	36.5%

Secured leverage ratio (g)	< 40.0%	18.9%

Debt service coverage ratio (h)	> 1.50x	3.3x

Unencumbered assets to unsecured debt ratio	> 150%	342%

(a)
For a complete listing of all covenants related to our Unsecured Credit Facility (comprised of the unsecured term loan and unsecured revolving line of credit) as well as covenant definitions, refer to the Third Amended and Restated Credit Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 13, 2013. For a complete listing of all covenants related to our 4.12% Series A senior notes due 2021 and 4.58% Series B senior notes due 2024 (collectively, Series A and B notes) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 22, 2014.

(b)
Subsequent to December 31, 2015, we entered into our fourth amended and restated unsecured credit agreement with a syndicate of financial institutions to provide for an unsecured credit facility aggregating $1,200,000 (our 2016 Unsecured Credit Facility). For a complete listing of all covenants related to our 2016 Unsecured Credit Facility as well as covenant definitions, refer to the Fourth Amended and Restated Credit Agreement which will be filed as Exhibit 10.8 to our Annual Report on Form 10-K, dated February 17, 2016.

(c)	Based upon a capitalization rate of 7.25% as of December 31, 2015 and 6.75% for pro forma 2016 Unsecured Credit Facility covenant calculations.

(d)
Applies only to our Unsecured Credit Facility. This ratio is based upon consolidated debt service, including interest expense, principal amortization and preferred dividends declared. Pro forma 2016 Unsecured Credit Facility covenant calculation excludes interest expense related to defeasance costs and prepayment premiums.

(e)	Applies only to our Series A and B notes.

(f)
For a complete listing of all covenants related to our 4.00% senior notes due 2025 (4.00% notes) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to our Current Report on Form 8-K, dated March 12, 2015.

(g)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture.

(h)
Based upon interest expense and excludes principal amortization and preferred dividends declared. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

4th Quarter 2015 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of December 31, 2015
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)		WA Years to Maturity

Fixed rate mortgages payable (b)	$1,128,505	6.08%		3.9 years

Unsecured notes payable:
Senior notes — 4.12% Series A due 2021	100,000	4.12%		5.5 years
Senior notes — 4.58% Series B due 2024	150,000	4.58%		8.5 years
Senior notes — 4.00% due 2025	250,000	4.00%		9.2 years
Total unsecured notes payable (b)	500,000	4.20%		8.3 years

Unsecured credit facility (c):
Term loan — fixed rate portion (d)	300,000	1.99%		2.4 years
Term loan — variable rate portion	150,000	1.88%		2.4 years
Revolving line of credit — variable rate	100,000	1.93%		1.4 years
Total unsecured credit facility (b)	550,000	1.95%		2.2 years

Total consolidated indebtedness	$2,178,505	4.61%	(c)	4.5 years	(c)

Consolidated Debt Maturity Schedule as of December 31, 2015

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate (b)	WA Rates on Variable Debt (e)	Total	% of Total	WA Rates on Total Debt (a)

2016	$48,876	4.92%	$—	—	$48,876	2.2%	4.92%
2017	319,633	5.52%	100,000	1.93%	419,633	19.3%	4.66%
2018	310,801	2.16%	150,000	1.88%	460,801	21.1%	2.07%
2019	443,447	7.50%	—	—	443,447	20.4%	7.50%
2020	3,424	4.80%	—	—	3,424	0.2%	4.80%
2021	122,304	4.27%	—	—	122,304	5.6%	4.27%
2022	216,171	4.87%	—	—	216,171	9.9%	4.87%
2023	30,739	4.15%	—	—	30,739	1.4%	4.15%
2024	150,680	4.58%	—	—	150,680	6.9%	4.58%
2025	250,711	4.00%	—	—	250,711	11.5%	4.00%
Thereafter	31,719	4.61%	—	—	31,719	1.5%	4.61%
Total	$1,928,505	4.96%	$250,000	1.90%	$2,178,505	100.0%	4.61%	(c)

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of December 31, 2015, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.81%.

(b)
Fixed rate mortgages payable excludes mortgage premium of $1,865, discount of $(1) and capitalized loan fees of $(7,233), net of accumulated amortization, as of December 31, 2015. Unsecured notes payable excludes discount of $(1,090) and capitalized loan fees of $(3,334), net of accumulated amortization, as of December 31, 2015. Term loan excludes capitalized loan fees of $(2,474), net of accumulated amortization, as of December 31, 2015. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Subsequent to December 31, 2015, we entered into our fourth amended and restated unsecured credit agreement with a syndicate of financial institutions to provide for an unsecured credit facility aggregating $1,200,000.

(d)
Reflects $300,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 0.53875% plus a credit spread based on a leverage grid through February 2016. The applicable credit spread was 1.45% as of December 31, 2015.

(e)	Represents interest rates as of December 31, 2015.

4th Quarter 2015 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of December 31, 2015
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 12/31/2015
Consolidated Indebtedness
MacArthur Crossing	07/01/16	7.30%		Fixed	Secured	$6,636
Heritage Towne Crossing	09/30/16	4.52%		Fixed	Secured	7,910
Oswego Commons	12/01/16	3.35%		Fixed	Secured	21,000
The Gateway (b)	04/01/17	6.57%		Fixed	Secured	94,463	(b)
Southlake Grand Ave.	04/01/17	3.50%		Fixed	Secured	55,681
Southlake Town Square	04/01/17	6.25%		Fixed	Secured	83,174
Central Texas Marketplace	04/11/17	5.46%		Fixed	Secured	45,387
Coppell Town Center	05/01/17	3.53%		Fixed	Secured	10,594
Lincoln Park	12/01/17	4.05%		Fixed	Secured	25,556
Corwest Plaza	04/01/19	7.25%		Fixed	Secured	14,261
Dorman Center	04/01/19	7.70%		Fixed	Secured	20,274
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	7,661
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,469
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,202
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,801
Forks Town Center	10/01/19	7.70%		Fixed	Secured	8,036
IW JV 2009 portfolio (48 properties)	12/01/19	7.50%		Fixed	Secured	395,402
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	1,102
Commons at Temecula	03/01/22	4.74%		Fixed	Secured	25,665
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	35,336
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Town Square Plaza	04/01/22	4.82%		Fixed	Secured	16,815
Village Shoppes at Gainesville	04/01/22	4.25%		Fixed	Secured	19,777
Reisterstown Road Plaza	06/01/22	5.25%		Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%		Fixed	Secured	35,700
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	26,827
Mortgages payable (c)						1,128,505

Senior notes — 4.12% Series A due 2021	06/30/21	4.12%		Fixed	Unsecured	100,000
Senior notes — 4.58% Series B due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes — 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Unsecured notes payable (c)						500,000

Term loan	05/11/18	1.99%	(d)	Fixed	Unsecured	300,000
Term loan	05/11/18	1.88%		Variable	Unsecured	150,000
Revolving line of credit	05/12/17	1.93%		Variable	Unsecured	100,000
Unsecured credit facility (c)						550,000

Total consolidated indebtedness	06/17/20	4.61%				$2,178,505

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of December 31, 2015, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.81%.

(b)
In August 2015, the servicing of the Commercial Mortgage-Backed Security (CMBS) loan encumbering The Gateway was transferred to the special servicer at our request. This servicing transfer occurred notwithstanding the fact that the CMBS loan was performing. In 2014, this property was impaired below its debt balance. The loan was non-recourse to us, except for customary non-recourse carve-outs. Subsequent to December 31, 2015, we disposed of The Gateway through a lender-directed sale in full satisfaction of our mortgage obligation.

(c)
Mortgages payable excludes mortgage premium of $1,865, discount of $(1) and capitalized loan fees of $(7,233), net of accumulated amortization, as of December 31, 2015. Unsecured notes payable excludes discount of $(1,090) and capitalized loan fees of $(3,334), net of accumulated amortization, as of December 31, 2015. Term loan excludes capitalized loan fees of $(2,474), net of accumulated amortization, as of December 31, 2015.

(d)
Reflects $300,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 0.53875% plus a credit spread based on a leverage grid through February 2016. The applicable credit spread was 1.45% as of December 31, 2015.

4th Quarter 2015 Supplemental Information	9

Retail Properties of America, Inc.
Acquisitions for the Year Ended December 31, 2015
(amounts in thousands, except square footage amounts)

Property Name	Acquisition Date	Metropolitan Statistical Area (MSA)	Property Type	Gross Leasable Area (GLA)	Purchase Price

Downtown Crown	January 8, 2015	Washington, D.C.	Multi-tenant retail	258,000	$162,785
Merrifield Town Center	January 23, 2015	Washington, D.C.	Multi-tenant retail	84,900	56,500
Fort Evans Plaza II	January 23, 2015	Washington, D.C.	Multi-tenant retail	228,900	65,000
Cedar Park Town Center	February 19, 2015	Austin	Multi-tenant retail	179,300	39,057
Lake Worth Towne Crossing – Parcel (a)	March 24, 2015	Dallas	Land parcel	—	400
Tysons Corner	May 4, 2015	Washington, D.C.	Multi-tenant retail	37,700	31,556
Woodinville Plaza	June 10, 2015	Seattle	Multi-tenant retail	170,800	35,250
Southlake Town Square – Trader Joe's (a)	July 31, 2015	Dallas	Single-user outparcel	13,800	8,440
Coal Creek Marketplace	August 27, 2015	Seattle	Multi-tenant retail	55,900	17,600
Royal Oaks Village II – Trader Joe's (a)	October 27, 2015	Houston	Single-user outparcel	12,300	6,841
Towson Square	November 13, 2015	Baltimore	Multi-tenant retail	138,200	39,707

			Total 2015 acquisitions	1,179,800	$463,136

(a)
We acquired a parcel at Lake Worth Towne Crossing and outparcels at Southlake Town Square and Royal Oaks Village II, all of which are existing wholly-owned multi-tenant retail operating properties. As a result, the total number of properties in our portfolio was not affected.

Subsequent to December 31, 2015, we closed on the following acquisitions:

Property Name	Acquisition Date	MSA	Property Type	GLA	Purchase Price

Shoppes at Hagerstown (b)	January 15, 2016	Hagerstown	Multi-tenant retail	113,200	$27,055
Merrifield Town Center II (b)	January 15, 2016	Washington, D.C.	Multi-tenant retail	138,000	45,676

		Subsequent acquisitions		251,200	$72,731

(b)	These properties were acquired as a two-property portfolio.

4th Quarter 2015 Supplemental Information	10

Retail Properties of America, Inc.
Dispositions for the Year Ended December 31, 2015
(amounts in thousands, except square footage amounts)

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid or Defeased (a)		Defeasance Cost / Prepayment Premium

Aon Hewitt East Campus	January 20, 2015	Single-user office	343,000	$17,233	$—		$—
Promenade at Red Cliff	February 27, 2015	Multi-tenant retail	94,500	19,050	9,775	(b)	2,669
Hartford Insurance Building	April 7, 2015	Single-user office	97,400	6,015	—		—
Rasmussen College	April 30, 2015	Single-user office	26,700	4,800	—		—
Mountain View Plaza	May 15, 2015	Multi-tenant retail	162,000	28,500	—		—
Massillon Commons	June 4, 2015	Multi-tenant retail	245,900	12,520	8,452	(b)	2,151
Citizen's Property Insurance Building	June 5, 2015	Single-user office	59,800	3,650	—		—
Pine Ridge Plaza	June 17, 2015	Multi-tenant retail	236,500	33,200	—		—
Bison Hollow	June 17, 2015	Multi-tenant retail	134,800	18,800	7,392		—
The Village at Quail Springs	June 17, 2015	Multi-tenant retail	100,400	11,350	6,325	(b)	1,609
Greensburg Commons	July 17, 2015	Multi-tenant retail	272,500	18,400	10,250		206
Arvada Connection and Arvada Marketplace	July 28, 2015	Multi-tenant retail	367,500	54,900	—		—
Traveler's Office Building	July 30, 2015	Single-user office	50,800	4,841	—		—
Shaw's Supermarket	August 6, 2015	Single-user retail	65,700	3,000	—		—
Harvest Towne Center	August 24, 2015	Multi-tenant retail	39,700	7,800	—		—
Trenton Crossing & McAllen Shopping Center	August 31, 2015	Multi-tenant retail	265,900	39,295	21,207	(c)	4,915
The Shops at Boardwalk	September 15, 2015	Multi-tenant retail	122,400	27,400	—		—
Best on the Boulevard	September 29, 2015	Multi-tenant retail	204,400	42,500	21,045	(b)	5,228
Montecito Crossing	September 29, 2015	Multi-tenant retail	179,700	52,200	16,380		—
Green Valley Crossing (d)	October 29, 2015	Development	96,400	35,000	15,949		—
Lake Mead Crossing	November 12, 2015	Multi-tenant retail	219,900	42,565	—		—
Golfsmith	December 2, 2015	Single-user retail	14,900	4,475	—		—
Wal-Mart – Turlock	December 9, 2015	Single-user retail	61,000	6,200	—		—
Southgate Plaza	December 18, 2015	Multi-tenant retail	86,100	7,000	4,830	(b)	1,126
Bellevue Mall	December 31, 2015	Development	369,300	15,750	—		—

	Total 2015 dispositions		3,917,200	$516,444	$121,605		$17,904

(a)	Represents debt repaid or defeased to unencumber the property within the calendar year of the disposition.

(b)	We defeased a portion of the IW JV 2009 portfolio of mortgages payable to unencumber the properites in conjunction with their dispositions.

(c)
We defeased $19,665 of the IW JV 2009 portfolio of mortgages payable to unencumber Trenton Crossing prior to its disposition. In addition, we repaid the $1,542 mortgage payable on McAllen Shopping Center, which was part of the $18,504 JPM Pool #2 loan repayment, prior to its disposition.

(d)	Prior to the disposition, the property had been held in a consolidated joint venture. As of December 31, 2015, we do not have any joint ventures.

Subsequent to December 31, 2015, we closed on the following dispositions:

Property Name	Disposition Date	Property Type	GLA	Consideration		Debt Forgiven or Assumed		Defeasance Cost / Prepayment Premium

The Gateway	February 1, 2016	Multi-tenant retail	623,200	$75,000	(e)	$94,353	(e)	$—
Stateline Station	February 10, 2016	Multi-tenant retail	142,600	17,500		—		—

	Subsequent dispositions		765,800	$92,500		$94,353		$—

(e)
The property was disposed of through a lender-directed sale in full satisfaction of our mortgage obligation. Immediately prior to the disposition, the lender reduced our loan obligation to $75,000 which was assumed by the buyer in connection with the disposition.

4th Quarter 2015 Supplemental Information	11

Retail Properties of America, Inc.
Market Summary as of December 31, 2015
(dollar amounts and square footage in thousands)

Market Summary
Property Type/Market	Number of Properties	Annualized Base Rent (ABR)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Target Markets
Dallas, Texas	19	$77,424	18.5%	$20.85	4,006	14.4%	92.7%	94.4%
Washington, D.C. / Baltimore, Maryland	13	52,860	12.6%	18.65	3,111	11.2%	91.1%	91.8%
New York, New York	8	33,319	8.0%	24.39	1,404	5.1%	97.3%	97.8%
Atlanta, Georgia	9	19,006	4.5%	12.94	1,513	5.5%	97.1%	97.1%
Seattle, Washington	7	15,864	3.8%	14.14	1,238	4.5%	90.6%	91.4%
Chicago, Illinois	5	14,899	3.6%	18.10	893	3.2%	92.2%	95.1%
Houston, Texas	9	14,856	3.6%	13.61	1,141	4.1%	95.7%	96.8%
San Antonio, Texas	4	12,420	3.0%	16.35	779	2.8%	97.5%	97.5%
Phoenix, Arizona	3	10,251	2.3%	16.64	632	2.3%	97.5%	97.7%
Austin, Texas	4	5,366	1.3%	15.97	350	1.3%	96.0%	96.5%
Subtotal	81	256,265	61.2%	18.13	15,067	54.4%	93.8%	94.8%

Non-Target – Top 50 MSAs
California	5	16,725	4.0%	18.00	955	3.5%	97.3%	97.8%
Florida	7	11,465	2.8%	16.90	754	2.7%	90.0%	97.5%
Pennsylvania	4	8,632	2.1%	11.43	757	2.7%	99.8%	99.8%
Utah	1	5,516	1.3%	11.44	623	2.3%	77.4%	78.1%
Virginia	1	5,221	1.2%	17.88	308	1.1%	94.8%	94.8%
Missouri	3	4,789	1.1%	11.08	673	2.4%	64.2%	64.2%
Rhode Island	3	3,827	1.0%	14.65	271	1.0%	96.4%	96.4%
North Carolina	1	3,121	0.7%	10.91	286	1.0%	100.0%	100.0%
Indiana	2	2,927	0.7%	14.42	205	0.8%	99.0%	99.0%
Connecticut	1	2,607	0.6%	24.27	115	0.4%	93.4%	93.4%
Massachusetts	1	1,714	0.4%	16.17	106	0.4%	100.0%	100.0%
Alabama	1	1,171	0.3%	15.01	78	0.3%	100.0%	100.0%
Tennessee	1	1,025	0.2%	11.41	93	0.3%	96.6%	96.6%
South Carolina	1	826	0.2%	12.15	68	0.2%	100.0%	100.0%
Subtotal	32	69,566	16.6%	14.59	5,292	19.1%	90.1%	91.3%

Subtotal Target Markets and Top 50 MSAs	113	325,831	77.8%	17.25	20,359	73.5%	92.8%	93.9%

Non-Target – Other
South Carolina	8	14,068	3.4%	12.29	1,173	4.2%	97.6%	97.6%
Vermont	1	8,297	2.0%	17.88	489	1.8%	94.9%	94.9%
Florida	3	8,086	1.9%	13.60	616	2.2%	96.5%	96.5%
Texas	3	8,040	1.9%	13.50	651	2.3%	91.5%	94.8%
Michigan	1	7,011	1.7%	22.28	333	1.2%	94.5%	94.5%
Massachusetts	1	5,739	1.4%	10.76	537	1.9%	99.3%	99.3%
New York	2	5,532	1.3%	9.18	604	2.2%	99.8%	99.8%
Tennessee	2	4,700	1.1%	11.23	444	1.6%	94.3%	94.3%
Washington	1	4,698	1.1%	12.99	378	1.4%	95.7%	95.7%
North Carolina	1	4,164	1.0%	10.96	380	1.4%	100.0%	100.0%
Pennsylvania	3	3,676	0.9%	15.05	264	0.9%	92.5%	92.5%
New Mexico	1	3,614	0.9%	16.23	224	0.8%	99.4%	99.4%
Georgia	2	3,614	0.9%	12.82	305	1.1%	92.4%	92.4%
Alabama	3	3,352	0.8%	12.32	274	1.0%	99.3%	99.3%
Conneticut	2	2,513	0.6%	12.95	194	0.7%	100.0%	100.0%
Maine	1	1,564	0.4%	8.49	190	0.7%	97.0%	97.0%
Louisiana	1	1,519	0.4%	13.09	116	0.4%	100.0%	100.0%
Colorado	1	1,421	0.3%	13.68	107	0.4%	97.1%	97.1%
Ohio	1	1,029	0.2%	13.54	76	0.3%	100.0%	100.0%
Subtotal	38	92,637	22.2%	13.04	7,355	26.5%	96.6%	96.9%

Total Multi-Tenant Retail	151	418,468	100.0%	16.10	27,714	100.0%	93.8%	94.7%

Single-User Retail	47	24,569		20.20	1,216		100.0%	100.0%

Total Retail	198	443,037		16.27	28,930		94.1%	94.9%

Office	1	10,476		11.71	895		100.0%	100.0%

Total Operating Portfolio	199	$453,513		$16.12	29,825		94.3%	95.1%

(a)	Percentages are only provided for our retail operating portfolio.

4th Quarter 2015 Supplemental Information	12

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of December 31, 2015
(square footage in thousands)

Total Retail Operating Portfolio:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy

Retail:
Multi-Tenant Retail
Target Markets	81	15,067	93.8%	7,225	98.5%	2,711	93.3%	1,999	90.9%	3,132	85.3%
Non-Target – Top 50 MSAs	32	5,292	90.1%	2,901	91.6%	993	97.7%	533	84.1%	865	80.3%
Non-Target – Other	38	7,355	96.6%	4,264	99.2%	1,272	100.0%	716	93.1%	1,103	85.1%
Total Multi-Tenant Retail	151	27,714	93.8%	14,390	97.3%	4,976	95.9%	3,248	90.2%	5,100	84.4%

Single-User Retail	47	1,216	100.0%	753	100.0%	457	100.0%	—	—%	6	100.0%

Total Retail	198	28,930	94.1%	15,143	97.4%	5,433	96.2%	3,248	90.2%	5,106	84.4%

Total – % Leased including Signed	198	28,930	94.9%	15,143	97.8%	5,433	98.1%	3,248	91.6%	5,106	85.1%

4th Quarter 2015 Supplemental Information	13

Retail Properties of America, Inc.
Top Retail Tenants as of December 31, 2015
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio based on ABR as of December 31, 2015. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Ahold U.S.A. Inc.	Giant Foods, Stop & Shop, Martin's	11	$13,275	3.0%	$19.67	675	2.5%

Best Buy Co., Inc.	Best Buy, Pacific Sales	21	12,697	2.9%	15.24	833	3.1%

The TJX Companies, Inc.	HomeGoods, Marshalls, T.J. Maxx	40	10,833	2.4%	9.17	1,181	4.3%

Ross Stores, Inc.		32	10,583	2.4%	11.22	943	3.5%

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus World Market	26	9,492	2.1%	13.72	692	2.5%

Ride Aid Corporation		32	9,388	2.1%	22.95	409	1.5%

PetSmart, Inc.		28	8,398	1.9%	14.63	574	2.1%

The Home Depot, Inc.		8	7,303	1.7%	8.39	870	3.2%

AB Acquisition LLC	Safeway, Jewel-Osco, Shaw's Supermarket, Tom Thumb	10	7,117	1.6%	13.53	526	1.9%

Regal Entertainment Group	Edwards Cinema	2	6,911	1.6%	31.56	219	0.8%

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	24	6,167	1.4%	11.38	542	2.0%

The Sports Authority, Inc.		10	5,785	1.3%	13.18	439	1.6%

Pier 1 Imports, Inc.		27	5,564	1.3%	20.09	277	1.0%

Office Depot, Inc.	Office Depot, OfficeMax	19	5,551	1.3%	14.16	392	1.4%

Ascena Retail Group Inc.	Dress Barn, Lane Bryant, Justice, Catherine's, Ann Taylor, Maurices, LOFT	48	5,416	1.2%	20.91	259	1.0%

Publix Super Markets Inc.		12	5,405	1.2%	10.58	511	1.9%

Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy, Field & Stream	10	5,403	1.2%	10.92	495	1.8%

The Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store	25	5,065	1.1%	14.72	344	1.3%

The Kroger Co.	Kroger, Harris Teeter, King Soopers, QFC	9	4,978	1.1%	9.84	506	1.9%

Barnes & Noble, Inc.		11	4,686	1.1%	16.74	280	1.0%
Total Top Retail Tenants		405	$150,017	33.9%	$13.68	10,967	40.3%

4th Quarter 2015 Supplemental Information	14

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio as of December 31, 2015 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q4 2015	109	517	$21.70	$19.75	9.87%	5.98	$13.07
Q3 2015	131	666	$19.01	$17.38	9.38%	5.94	$13.99
Q2 2015	142	782	$19.52	$17.95	8.75%	6.28	$7.70
Q1 2015	139	765	$16.80	$15.69	7.07%	5.87	$14.35
Total – 12 months	521	2,730	$19.07	$17.54	8.72%	6.03	$12.12

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2015	64	322	$21.66	$20.38	6.28%	4.73	$3.20
Q3 2015	80	412	$18.85	$17.57	7.29%	4.61	$0.05
Q2 2015	92	528	$18.58	$17.34	7.15%	4.85	$1.82
Q1 2015	89	488	$16.99	$16.17	5.07%	4.60	$0.94
Total – 12 months	325	1,750	$18.77	$17.63	6.47%	4.70	$1.41

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2015	17	81	$21.87	$17.22	27.00%	8.85	$36.89
Q3 2015	14	89	$19.77	$16.53	19.60%	8.58	$32.56
Q2 2015	15	39	$32.24	$26.21	23.01%	8.11	$33.63
Q1 2015	13	76	$15.56	$12.59	23.59%	7.95	$26.10
Total – 12 months	59	285	$20.96	$17.01	23.22%	8.44	$32.23

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2015	28	114	$16.76	n/a	n/a	7.91	$24.03
Q3 2015	37	165	$22.41	n/a	n/a	7.49	$38.86
Q2 2015	35	215	$19.41	n/a	n/a	9.09	$17.45
Q1 2015	37	201	$18.36	n/a	n/a	8.08	$42.39
Total – 12 months	137	695	$19.38	n/a	n/a	8.21	$30.83

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed where the previous and the current lease do not have a consistent lease structure.

4th Quarter 2015 Supplemental Information	15

Retail Properties of America, Inc.
Retail Lease Expirations as of December 31, 2015
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of December 31, 2015, of lease expirations scheduled to occur during 2016 and each of the nine calendar years from 2017 to 2025 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio. The following tables are based on leases commenced as of December 31, 2015. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2016	381	$31,187	7.0%	$19.26	$31,269	$19.31	1,619	6.0%	5.6%
2017	435	43,390	9.8%	15.27	43,878	15.44	2,842	10.4%	9.8%
2018	487	55,073	12.4%	18.08	56,157	18.44	3,046	11.2%	10.5%
2019	520	73,472	16.5%	17.99	74,959	18.35	4,084	15.0%	14.1%
2020	390	51,572	11.7%	15.45	53,101	15.90	3,339	12.3%	11.6%
2021	211	36,748	8.2%	15.99	40,165	17.48	2,298	8.4%	7.9%
2022	104	28,675	6.6%	13.91	30,753	14.91	2,062	7.6%	7.1%
2023	98	24,583	5.6%	15.19	26,292	16.25	1,618	6.0%	5.6%
2024	155	32,807	7.4%	14.88	35,390	16.05	2,205	8.1%	7.7%
2025	112	24,468	5.5%	16.25	26,838	17.82	1,506	5.5%	5.2%
Thereafter	88	39,201	8.9%	15.76	45,949	18.47	2,488	9.1%	8.6%
Month to month	49	1,861	0.4%	16.47	1,861	16.47	113	0.4%	0.4%
Leased Total	3,030	$443,037	100.0%	$16.27	$466,612	$17.14	27,220	100.0%	94.1%

Leases signed but not commenced	29	$4,561	—	$19.41	$5,002	$21.29	235	—	0.8%
Available							1,475	—	5.1%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2016	32	$9,913	2.2%	$14.66	$9,943	$14.71	676	2.5%	2.3%
2017	56	17,737	4.0%	9.81	17,770	9.83	1,808	6.6%	6.2%
2018	67	23,610	5.3%	12.97	23,784	13.06	1,821	6.7%	6.3%
2019	111	43,151	9.7%	14.91	43,358	14.98	2,894	10.6%	10.0%
2020	89	28,662	6.5%	12.04	28,851	12.12	2,381	8.8%	8.3%
2021	59	23,699	5.3%	13.60	25,367	14.55	1,743	6.4%	6.0%
2022	51	23,010	5.2%	12.44	24,381	13.19	1,849	6.8%	6.4%
2023	41	18,832	4.3%	13.61	19,801	14.31	1,384	5.1%	4.8%
2024	59	22,754	5.1%	12.15	23,853	12.74	1,872	6.9%	6.5%
2025	34	15,595	3.5%	12.93	16,524	13.70	1,206	4.4%	4.2%
Thereafter	47	33,660	7.6%	14.52	38,631	16.67	2,318	8.5%	8.0%
Month to month	2	162	—%	6.00	162	6.00	27	0.1%	0.1%
Leased Total	648	$260,785	58.7%	$13.05	$272,425	$13.64	19,979	73.4%	69.1%

Leases signed but not commenced	8	$2,295	—	$14.90	$2,408	$15.64	154	—	0.5%
Available							443	—	1.5%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2016	349	$21,274	4.8%	$22.56	$21,326	$22.62	943	3.5%	3.3%
2017	379	25,653	5.8%	24.81	26,108	25.25	1,034	3.8%	3.6%
2018	420	31,463	7.1%	25.68	32,373	26.43	1,225	4.5%	4.2%
2019	409	30,321	6.8%	25.48	31,601	26.56	1,190	4.4%	4.1%
2020	301	22,910	5.2%	23.91	24,250	25.31	958	3.5%	3.3%
2021	152	13,049	2.9%	23.51	14,798	26.66	555	2.0%	1.9%
2022	53	5,665	1.4%	26.60	6,372	29.92	213	0.8%	0.7%
2023	57	5,751	1.3%	24.58	6,491	27.74	234	0.9%	0.8%
2024	96	10,053	2.3%	30.19	11,537	34.65	333	1.2%	1.2%
2025	78	8,873	2.0%	29.58	10,314	34.38	300	1.1%	1.0%
Thereafter	41	5,541	1.3%	32.59	7,318	43.05	170	0.6%	0.6%
Month to month	47	1,699	0.4%	19.76	1,699	19.76	86	0.3%	0.3%
Leased Total	2,382	$182,252	41.3%	$25.17	$194,187	$26.82	7,241	26.6%	25.0%

Leases signed but not commenced	21	$2,266	—	$27.98	$2,594	$32.02	81	—	0.3%
Available							1,032	—	3.6%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

4th Quarter 2015 Supplemental Information	16

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO attributable to common shareholders. Management believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing our performance and operations to those of other real estate investment trusts (REITs). We believe that FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to "Net income" or "Net income attributable to common shareholders" as an indicator of our performance or "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our core business platform, our real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, executive and realignment separation charges and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from our calculation of FFO attributable to common shareholders. We believe that Operating FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITS. Operating FFO attributable to common shareholders does not represent an alternative to "Net Income" or "Net income attributable to common shareholders" as an indicator of our performance or "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). We believe that NOI is a useful measure of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI provides an operating perspective not immediately apparent from GAAP operating income or net income attributable to common shareholders. We use NOI to evaluate our performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, this measure should only be used as an alternative measure of our financial performance.
Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the year ended December 31, 2015 represents NOI from our same store portfolio consisting of 180 operating properties acquired or placed in service and stabilized prior to January 1, 2014. NOI from Other Investment Properties for the year ended December 31, 2015 represents NOI primarily from properties acquired during 2014 and 2015, our development property, two properties where we have begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014, the properties that were sold or held for sale in 2014 and 2015 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during the first quarter of 2014. In addition, the financial results reported in "Other investment properties" for the year ended December 31, 2015 include the net income from our wholly-owned captive insurance company, which was formed on December 1, 2014, and the financial results reported in "Other investment properties" for the year ended December 31, 2014 include the historical intercompany expense elimination related to our former insurance captive unconsolidated joint venture investment, in which we terminated our participation effective December 1, 2014. For the year ended December 31, 2014, the historical captive insurance expense related to our portfolio was recorded in equity in loss of unconsolidated joint ventures, net. For the three months ended December 31, 2015, our same store portfolio consists of 187 operating properties inclusive of the same store portfolio for the year ended December 31, 2015 and seven additional operating properties acquired during the nine months ended September 30, 2014.

4th Quarter 2015 Supplemental Information	17

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties (continued)
The financial results reported in "Other investment properties" for the three months ended December 31, 2015 are inclusive of the topics described above for the year ended December 31, 2015 excluding the seven investment properties acquired during the nine months ended September 30, 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties.
We believe that Same Store NOI and NOI from Other Investment Properties are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" as defined within GAAP. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as alternative measures of our financial performance.
Adjusted EBITDA
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to "Net income attributable to common shareholders" as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculations of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA represents (i) our total borrowed debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total borrowed debt net of cash and cash equivalents, which could be used to repay borrowed debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total borrowed debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total borrowed debt and preferred stock, net of cash and cash equivalents, which could be used to repay borrowed debt, compared to our performance as measured using Adjusted EBITDA.

4th Quarter 2015 Supplemental Information	18

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to NOI

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Operating revenues
Same store investment properties (187 and 180 properties, respectively):
Rental income	$102,545	$101,529	$385,502	$378,201
Tenant recovery income	26,551	26,174	95,574	94,054
Other property income	1,038	985	4,051	3,475
Other investment properties:
Rental income	11,009	16,574	80,570	90,333
Tenant recovery income	3,368	3,459	23,962	21,665
Other property income	1,099	933	4,272	4,069
Operating expenses
Same store investment properties (187 and 180 properties, respectively):
Property operating expenses	(19,022)	(19,923)	(71,804)	(74,763)
Real estate taxes	(18,831)	(18,340)	(66,823)	(64,333)
Other investment properties:
Property operating expenses	(3,384)	(3,754)	(19,814)	(18,706)
Real estate taxes	(2,022)	(2,378)	(15,987)	(14,440)

NOI from continuing operations:
Same store investment properties	92,281	90,425	346,500	336,634
Other investment properties	10,070	14,834	73,003	82,921
Total NOI from continuing operations	102,351	105,259	419,503	419,555

Other income (expense):
Straight-line rental income, net	1,201	802	3,498	4,781
Amortization of acquired above and below market lease intangibles, net	2,275	861	3,621	2,076
Amortization of lease inducements	(211)	(174)	(847)	(707)
Lease termination fees	45	2,388	3,757	2,667
Straight-line ground rent expense	(925)	(955)	(3,722)	(3,889)
Amortization of acquired ground lease intangibles	140	140	560	560
Depreciation and amortization	(51,361)	(52,385)	(214,706)	(215,966)
Provision for impairment of investment properties	(15,824)	(11,825)	(19,937)	(72,203)
General and administrative expenses	(14,708)	(11,435)	(50,657)	(34,229)
Gain on extinguishment of other liabilities	—	—	—	4,258
Equity in loss of unconsolidated joint ventures, net	—	(645)	—	(2,088)
Gain on change in control of investment properties	—	—	—	24,158
Interest expense	(28,328)	(32,743)	(138,938)	(133,835)
Other income, net	302	76	1,700	5,459
Total other expense	(107,394)	(105,895)	(415,671)	(418,958)

(Loss) income from continuing operations	(5,043)	(636)	3,832	597

Discontinued operations:
Loss, net	—	—	—	(148)
Gain on sales of investment properties	—	—	—	655
Income from discontinued operations	—	—	—	507
Gain on sales of investment properties	8,578	26,501	121,792	42,196
Net income	3,535	25,865	125,624	43,300
Net income attributable to noncontrolling interest	(528)	—	(528)	—
Net income attributable to the Company	3,007	25,865	125,096	43,300
Preferred stock dividends	(2,363)	(2,363)	(9,450)	(9,450)
Net income attributable to common shareholders	$644	$23,502	$115,646	$33,850

4th Quarter 2015 Supplemental Information	19

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended December 31,
	2015	2014

Net income attributable to common shareholders	$644	$23,502
Preferred stock dividends	2,363	2,363
Interest expense	28,328	32,743
Depreciation and amortization	51,361	52,385
Gain on sales of investment properties, net of noncontrolling interest	(8,050)	(26,501)
Provision for impairment of investment properties	15,824	11,825
Realignment separation charges (a)	1,193	—
Adjusted EBITDA	$91,663	$96,317
Annualized	$366,652	$385,268

(a)	Included in "General and administrative expenses" in the consolidated statements of operations.

4th Quarter 2015 Supplemental Information	20